News Release	Exhibit 99.1 Marshall & Ilsley Corporation 770 North Water Street Milwaukee, WI 53202 414 765-7700 Main 414 298-2921 Fax mibank.com

For Release:	Immediately

Contact:	Greg Smith, senior vice president, chief financial officer 414 765-7727 Dave Urban, vice president, director of investor relations 414 765-7853

MARSHALL & ILSLEY CORPORATION REPORTS NET INCOME OF $1.83 PER

DILUTED SHARE FOR 2007 FOURTH QUARTER

●

Metavante gain and strong fee income growth boosted results.

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Wealth Management total revenue rose 21 percent over the same period last year.

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Economic conditions led to higher non-performing loans and charge-offs.

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Capital strength provides significant cushion in uncertain environment.

Milwaukee, Wis. – January 15, 2008 – Marshall & Ilsley Corporation (NYSE: MI) today reported 2007 fourth quarter net income of $493.9 million, or $1.83 per share, as compared to $205.4 million, or $0.79 per share, in the fourth quarter of 2006. The Corporation also reported a 2007 fourth quarter loss from continuing operations of $24.5 million, or $0.09 per share, as compared to income from continuing operations of $161.4 million, or $0.62 per share, in the fourth quarter of 2006. As reported for the fourth quarter of 2007, the $518.4 million difference between net income and income from continuing operations reflects the income of Metavante as a discontinued operation, and the gain and transaction expenses associated with the separation as discussed below. As reported for the fourth quarter of 2006, the $44.0 million difference between net income and income from continuing operations only reflects the income of Metavante as a discontinued operation.

During the fourth quarter of 2007, the Corporation realized several unusual events which impacted M&I’s financial results for the quarter and year ending December 31, 2007.

●

On November 1, 2007, the separation of Metavante Technologies, Inc. (NYSE: MV) from M&I was completed resulting in a gain to M&I of $526 million.  This tax-free gain was reported as a component of discontinued operations in the fourth quarter of 2007.  There were also after-tax costs of $19 million related to the separation transaction in the same period.  M&I received a contribution of $1.665 billion in cash in the separation transaction, which improved net interest income and strengthened M&I’s capital position.

●

On November 16, 2007, M&I completed the sale of its three branches in the Tulsa, Oklahoma market resulting in an after-tax gain of $17 million.  M&I determined that exiting the Tulsa market was a better allocation of resources as compared to the costs of further expansion in that market.

●

On December 17, 2007, M&I retired $1 billion of Puttable Reset Securities (“PURS”). Given current market conditions, M&I retired the PURS in order to lower M&I’s borrowing costs going forward.  M&I incurred a one-time, after-tax charge of $48 million in connection with the retirement of this debt.

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M&I accrued an after-tax liability of $17 million in connection with its share of the proposed settlement of the American Express antitrust litigation against Visa and other Visa litigation matters.  While M&I is not a named defendant in any of these lawsuits, M&I and other Visa member banks are obligated to share in losses in connection with certain lawsuits under Visa’s by-laws.

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M&I made a one-time donation to the M&I Foundation, Inc. to support charitable works in its communities. The Corporation realized an after-tax charge of $16 million in connection with this contribution.

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After conducting an intensified review of the construction and development portfolio with a special emphasis on the housing sector, M&I posted fourth quarter charge-offs of $192 million and a loan loss provision of $235 million.

Return on average assets for the fourth quarter was 3.30 percent, as compared to 1.47 percent for the same period in 2006. Return on average equity was 27.3 percent this quarter as compared to 13.5 percent for the fourth quarter of 2006.

2007 Fourth Quarter Key Performance Highlights

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On an acquisition-adjusted basis, average loans and leases increased 7 percent over the fourth quarter of 2006.

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Net interest margin was 3.13 percent, up 6 basis points on a linked quarter basis.

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Net charge-off ratio was 167 basis points, an increase of 144 basis points on a linked quarter basis and 153 basis points from the same period last year.

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Wealth Management total revenue increased 21 percent over the fourth quarter of 2006.

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Adjusted efficiency ratio was 53.7 percent, up 1.2 percentage points from the same period last year.

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Tangible equity ratio was 9.1 percent at December 31, 2007—up 3.3 percentage points from December 31, 2006.

Loan and Core Deposit Growth

On an acquisition-adjusted basis, M&I’s average loans and leases totaled $45.4 billion for the fourth quarter of 2007, reflecting an increase of $3.0 billion or 7 percent compared to the fourth quarter of 2006. The Corporation’s average bank-issued deposits totaled $27.8 billion for the fourth quarter of 2007, essentially unchanged versus the fourth quarter of 2006.

Net Interest Income

The Corporation’s net interest income (FTE) rose $20.4 million to $425.9 million in the fourth quarter of 2007—up 5 percent compared to the fourth quarter of 2006. The net interest margin was 3.13 percent, up 6 basis points on a linked quarter basis.

Asset Quality

M&I’s provision for loan and lease losses was $235.1 million in the fourth quarter of 2007, versus $18.3 million in the same period last year. Net charge-offs for the period were $191.6 million, or 1.67 percent of total average loans and leases outstanding this quarter, and $15.0 million a year ago or 0.14 percent of total average loans and leases. At December 31, 2007 and 2006, the allowance for loan and lease losses was 1.07 percent and 1.00 percent, respectively, of total loans and leases. Non-accrual loans and leases were 1.48 percent of total loans and leases at December 31, 2007, compared to 0.63 percent at December 31, 2006.

Wealth Management Revenue

M&I’s Wealth Management business produced solid results during the fourth quarter of 2007. Wealth Management total revenue was $70.1 million for the current quarter, an increase of $12.2 million or 21 percent over the fourth quarter of 2006. Assets Under Management finished the year at $25.7 billion and Assets Under Administration ended at $105.7 billion.

Non-Interest Expense

The Corporation’s non-interest expense was $446.1 million for the current quarter. When adjusted for the charitable contribution, debt termination expense, VISA accruals, and branch sales, the efficiency ratio was 53.7 percent, up 1.2 percentage points from the same period last year.

Year-to-Date Results

The Corporation reported net income of $1,150.9 million, or $4.34 per share, as compared to $807.8 million, or $3.17 per share, for the twelve months ended December 31, 2007 and 2006, respectively. Income from continuing operations for the twelve months ended December 31, 2007 amounted to $496.9 million, or $1.87 per share, as compared to $647.7 million, or $2.54 per share, for the twelve months ended December 31, 2006. For the twelve months ended

December 31, 2007, the $654.0 million difference between net income and income from continuing operations reflects the income of Metavante as a discontinued operation, and the gain and transaction expenses associated with the separation as previously discussed. For the twelve months ended December 31, 2006, the $160.1 million difference between net income and income from continuing operations only reflects the income of Metavante as a discontinued operation.

Balance Sheet and Capital Management

M&I’s consolidated assets and common shareholders’ equity were $59.8 billion and $7.0 billion, respectively, at December 31, 2007, compared to $56.2 billion and $6.2 billion, respectively, at December 31, 2006. There were 263.5 million common shares outstanding at December 31, 2007, compared to 255.5 million outstanding at December 31, 2006. The Corporation has a Stock Repurchase Program authorization under which up to 12 million shares of the Corporation’s common stock can be repurchased annually. In the fourth quarter of 2007, the Corporation repurchased 4.5 million shares. M&I’s tangible equity ratio was 9.1 percent at December 31, 2007—up 3.3 percentage points from December 31, 2006.

Conference Call

Marshall & Ilsley Corporation will hold a conference call at 11:00 a.m. Central Daylight Time Tuesday, January 15, regarding fourth quarter earnings. For those interested in listening, please call 1-888-711-1825 and ask for M&I’s quarterly earnings release conference call. If you are unable to join us at this time, a replay of the call will be available beginning at 2:30 p.m. on January 15 and will run through 5:00 p.m. January 22, by calling 1-800-642-1687 and entering pass code 293 12 571 to listen.

Supplemental financial information referenced in the conference call can be found at www.micorp.com, Investor Relations, after 8:00 a.m. on January 15.

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About Marshall & Ilsley Corporation

Marshall & Ilsley Corporation (NYSE: MI) is a diversified financial services corporation headquartered in Milwaukee, Wis., with $59.8 billion in assets. Founded in 1847, M&I Marshall & Ilsley Bank is the largest Wisconsin-based bank, with 193 offices throughout the state. In addition, M&I has 49 locations throughout Arizona; 32 offices in central Indiana; 31 offices along Florida’s west coast and in central Florida; 14 offices in Kansas City and nearby communities; 22 offices in metropolitan Minneapolis/St. Paul, and one in Duluth, Minn.; and one office in Las Vegas, Nev. M&I’s Southwest Bank subsidiary has 17 offices in the greater St. Louis area. M&I also provides trust and investment management, equipment leasing, mortgage banking, asset-based lending, financial planning, investments, and insurance services from offices throughout the country and on the Internet (www.mibank.com or www.micorp.com). M&I’s customer-based approach, internal growth, and strategic acquisitions have made M&I a nationally recognized leader in the financial services industry.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include, without limitation, statements regarding expected financial and operating activities and results that are predicated by words such as “may,” “expects,” “anticipates,” “estimates” or “believes.”  Such statements are subject to important factors that could cause M&I’s actual results to differ materially from those anticipated by the forward-looking statements.  These factors include (i) M&I’s exposure to the volatile commercial and residential real estate markets, which could result in increased charge-offs and increases in M&I’s allowance for loan and lease losses to compensate for potential losses in its real estate loan portfolio, (ii) adverse changes in the financial performance and/or condition of M&I’s borrowers, which could impact repayment of such borrowers’ outstanding loans, (iii) M&I’s obligation under Visa’s by-laws to share in potential losses in connection with certain antitrust and other pending litigation against Visa, and (iv) those referenced in Item 1A. Risk Factors in M&I’s annual report on Form 10-K for the year ended December 31, 2006 and in M&I’s quarterly report on Form 10-Q for the quarter ended June 30, 2007, which factors are incorporated herein by reference, and as may be described from time to time in M&I’s subsequent SEC filings.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect only M&I’s belief as of the date of this press release.  Except as required by federal securities law, M&I undertakes no obligation to update these forward-looking statements or reflect events or circumstances after the date of this report.

Marshall & Ilsley Corporation
Financial Information
(unaudited)
	Three Months Ended December 31,		Percent	Twelve Months Ended December 31,		Percent
	2007	2006	Change	2007	2006	Change
PER SHARE DATA
Diluted:
Income (Loss) from Continuing Operations	($0.09)	$0.62	-114.5%	$1.87	$2.54	-26.4%
Net Income	1.83	0.79	131.6	4.34	3.17	36.9

Basic:
Income (Loss) from Continuing Operations	(0.09)	0.63	-114.3	1.91	2.60	-26.5
Net Income	1.86	0.81	129.6	4.42	3.24	36.4

Dividend Declared	0.31	0.27	14.8	1.20	1.05	14.3
Book Value	26.86	24.24	10.8	26.86	24.24	10.8
Shares Outstanding (millions):
Average - Diluted	269.4	260.5	3.4	265.5	254.6	4.3
End of Period	263.5	255.5	3.1	263.5	255.5	3.1

INCOME STATEMENT ($millions)

Net Interest Income (FTE)	$425.9	$405.5	5.1%	$1,644.4	$1,537.6	6.9%
Provision for Loan and Lease Losses	235.1	18.3	1187.8	319.8	50.6	532.5

Wealth Management	70.1	57.9	21.0	262.8	221.6	18.6
Service Charge on Deposits	32.0	28.0	14.0	120.6	106.7	13.0
Mortgage Banking	5.4	12.1	-55.1	34.1	52.4	-35.0
Net Investment Securities Gains	4.9	3.1	57.7	34.8	9.7	258.9
Derivative Loss - Discontinued Hedges	-	(20.2)	n.m.	-	(18.4)	n.m.
All Other	91.3	58.2	57.0	276.8	209.7	31.9
Total Non-Interest Revenues	203.7	139.1	46.4	729.1	581.7	25.3

Salaries and Employee Benefits	174.0	157.9	10.2	659.9	613.4	7.6
Occupancy and Equipment	28.8	26.9	7.1	112.0	104.0	7.7
Intangible Amortization	5.4	5.3	2.2	20.6	18.6	10.2
Other	237.9	96.2	147.4	522.4	347.5	50.4
Total Non-Interest Expenses	446.1	286.3	55.8	1,314.9	1,083.5	21.4

Tax Equivalent Adjustment	7.1	7.1	0.1	28.2	30.1	-6.1
Pre-Tax Income (Loss)	(58.7)	232.9	-125.2	710.6	955.1	-25.6
Provision (Benefit) for Income Taxes	(34.2)	71.5	-147.9	213.7	307.4	-30.5
Income (Loss) from Continuing Operations	(24.5)	161.4	-115.1	496.9	647.7	-23.3
Discontinued Operations, net of tax:
Transactions Costs	(18.6)	-		(25.3)	-
Gain on Sale of Metavante	525.6	-		525.6	-
Metavante Earnings	11.4	44.0		153.7	160.1
Discontinued Operations, net of tax	518.4	44.0		654.0	160.1
Net Income	$493.9	$205.4	140.5%	$1,150.9	$807.8	42.5%

KEY RATIOS

Net Interest Margin (FTE) / Avg. Earning Assets	3.13%	3.21%		3.14%	3.24%
Interest Spread (FTE)	2.42	2.55		2.47	2.60

Based on Income from Continuing Operations
Efficiency Ratio	71.2%	52.5%		56.0%	51.3%
Return on Assets	(0.16)	1.18		0.87	1.26
Return on Equity	(1.35)	10.58		7.44	11.56

Based on Net Income
Return on Assets	3.30%	1.47%		1.98%	1.53%
Return on Equity	27.34	13.47		17.23	14.42

Equity / Assets (End of Period)	11.75%	10.94%		11.75%	10.94%

Marshall & Ilsley Corporation
Financial Information
(unaudited)
	As of December 31,		Percent
	2007	2006	Change
ASSETS ($millions)
Cash & Due From Banks	$1,369	$1,202	13.9%
Trading Securities	125	36	243.8
Short - Term Investments	462	253	82.6
Investment Securities	7,818	7,405	5.6
Due from Metavante	-	982	n.m.
Loans and Leases:
Commercial Loans & Leases	14,327	12,587	13.8
Commercial Real Estate	16,054	14,351	11.9
Residential Real Estate	9,745	9,032	7.9
Home Equity Loans & Lines	4,413	4,342	1.6
Personal Loans and Leases	1,757	1,623	8.3
Total Loans and Leases	46,296	41,935	10.4
Reserve for Loan & Leases Losses	(496)	(421)	18.0
Premises and Equipment, net	470	436	7.7
Goodwill and Intangibles	1,808	1,573	14.9
Other Assets	1,997	1,511	-19.9
Total Assets of Continuing Operations	59,849	54,912	9.0
Assets of Discontinued Operations	-	1,318	n.m.
Total Assets	$59,849	$56,230	6.4%

LIABILITIES & SHAREHOLDERS' EQUITY ($millions)
Deposits:
Noninterest Bearing	$6,174	$6,144	0.5%
Bank Issued Interest Bearing Activity	14,137	13,276	6.5
Bank Issued Time	8,277	8,268	0.1
Total Bank Issued Deposits	28,588	27,688	3.3
Wholesale Deposits	6,603	6,939	-4.8
Total Deposits	35,191	34,627	1.6
Short - Term Borrowings	8,476	6,425	31.9
Long - Term Borrowings	8,208	8,026	2.3
Other Liabilities	941	945	-0.5
Liabilities of Discontinued Operations	-	56	n.m.
Shareholders' Equity	7,033	6,151	14.3
Total Liabilities & Shareholders' Equity	$59,849	$56,230	6.4%

	Three Months Ended December 31,		Percent	Twelve Months Ended December 31,		Percent
	2007	2006	Change	2007	2006	Change
AVERAGE ASSETS ($millions)
Cash & Due From Banks	$1,000	$999	0.1%	$1,005	$974	3.2%
Trading Securities	78	44	76.0	57	46	24.2
Short - Term Investments	468	220	112.8	352	297	18.3
Investment Securities	7,672	7,297	5.1	7,496	6,968	7.6
Due from Metavante	331	982	-66.3	818	982	-16.7
Loans and Leases:
Commercial Loans & Leases	13,792	12,338	11.8	13,187	11,691	12.8
Commercial Real Estate	15,861	14,278	11.1	15,122	13,139	15.1
Residential Real Estate	9,730	8,844	10.0	9,466	8,130	16.4
Home Equity Loans and Lines	4,344	4,387	-1.0	4,277	4,540	-5.8
Personal Loans and Leases	1,715	1,587	8.1	1,598	1,624	-1.6
Total Loans and Leases	45,442	41,434	9.7	43,650	39,124	11.6
Reserve for Loan & Leases Losses	(492)	(420)	17.1	(448)	(406)	10.3
Premises and Equipment, net	471	435	8.1	459	415	10.5
Goodwill and Intangibles	1,819	1,576	15.5	1,739	1,410	23.3
Other Assets	2,048	1,576	-7.0	1,816	1,518	5.4
Total Assets of Continuing Operations	58,837	54,143	8.7	56,944	51,328	10.9
Assets of Discontinued Operations	520	1,359	-61.7	1,266	1,323	-4.3
Total Assets	$59,357	$55,502	6.9%	$58,210	$52,651	10.6%

Memo:
Average Earning Assets	$53,991	$49,977		$52,373	$47,417
Average Earning Assets Excluding Investment
Securities Unrealized Gains/Losses	$54,009	$50,034		$52,422	$47,503

AVG LIABILITIES & SHAREHOLDERS' EQUITY ($millions)
Deposits:
Noninterest Bearing	$5,563	$5,554	0.2%	$5,470	$5,361	2.0%
Bank Issued Interest Bearing Activity	13,879	12,908	7.5	13,490	11,928	13.1
Bank Issued Time	8,346	8,298	0.6	8,555	7,592	12.7
Total Bank Issued Deposits	27,788	26,760	3.8	27,515	24,881	10.6
Wholesale Deposits	6,854	6,984	-1.9	6,554	7,255	-9.7
Total Deposits	34,642	33,744	2.7	34,069	32,136	6.0
Short - Term Borrowings	5,725	4,091	39.9	4,694	3,638	29.0
Long - Term Borrowings	10,674	10,451	2.1	11,534	10,071	14.5
Other Liabilities	1,104	1,018	8.5	1,073	1,032	3.9
Liabilities of Discontinued Operations	44	148	-70.3	160	173	-7.4
Shareholders' Equity	7,168	6,050	18.5	6,680	5,601	19.3
Total Liabilities & Shareholders' Equity	$59,357	$55,502	6.9%	$58,210	$52,651	10.6%

Memo:
Average Interest Bearing Liabilities	$45,478	$42,732		$44,827	$40,484

Marshall & Ilsley Corporation
Financial Information
(unaudited)
	Three Months Ended December 31,		Percent	Twelve Months Ended December 31,		Percent
	2007	2006	Change	2007	2006	Change
CREDIT QUALITY

Net Charge-Offs ($millions)	$191.6	$15.0	1175.6%	$255.9	$39.0	556.7%
Net Charge-Offs / Average Loans & Leases	1.67%	0.14%		0.59%	0.10%
Loan and Lease Loss Reserve ($millions)	$496.2	$420.6	18.0%	$496.2	$420.6	18.0%
Loan and Lease Loss Reserve / Period-End Loans & Leases	1.07%	1.00%		1.07%	1.00%
Nonaccrual Loans & Leases ($millions)	$686.9	$264.9	159.3%	$686.9	$264.9	159.3%
Nonaccrual Loans & Leases / Period-End Loans & Leases	1.48%	0.63%		1.48%	0.63%
Loan and Lease Loss Reserve / Nonaccrual Loans & Leases	72%	159%		72%	159%
Non-Performing Loans & Leases (NPL) ($millions) (a)	$925.2	$268.0	245.2%	$925.2	$268.0	245.2%
NPL's / Period-End Loans & Leases (a)	2.00%	0.64%		2.00%	0.64%
Loan and Lease Loss Reserve / Non-Performing Loans & Leases (a)	54%	157%		54%	157%

MARGIN ANALYSIS (b)

Loans and Leases:
Commercial Loans & Leases	7.30%	7.58%		7.52%	7.38%
Commercial Real Estate	7.27	7.60		7.49	7.41
Residential Real Estate	6.90	7.19		7.16	7.05
Home Equity Loans and Lines	7.33	7.47		7.48	7.28
Personal Loans and Leases	7.54	7.59		7.73	7.24
Total Loans and Leases	7.22	7.49		7.43	7.30
Due from Metavante	4.31	4.36		4.40	4.40
Investment Securities	5.13	5.24		5.27	5.21
Short - Term Investments	4.46	4.58		4.67	4.47
Interest Income (FTE) / Avg. Interest Earning Assets	6.87%	7.08%		7.05%	6.91%
Interest Bearing Deposits:
Bank Issued Interest Bearing Activity	3.34%	3.60%		3.55%	3.35%
Bank Issued Time	4.88	4.72		4.91	4.40
Total Bank Issued Deposits	3.92	4.04		4.08	3.76
Wholesale Deposits	4.91	5.07		5.06	4.82
Total Interest Bearing Deposits	4.15	4.29		4.31	4.05
Short - Term Borrowings	4.66	5.30		5.04	5.13
Long - Term Borrowings	5.14	4.86		5.07	4.73
Interest Expense / Avg. Interest Bearing Liabilities	4.45%	4.53%		4.58%	4.31%
Net Interest Margin(FTE) / Avg. Earning Assets	3.13%	3.21%		3.14%	3.24%
Interest Spread (FTE)	2.42%	2.55%		2.47%	2.60%

Notes:
(a) Includes Loans past due 90 days or more.
(b) Based on average balances excluding fair value adjustments for available for sale securities.